AMENDMENT TO PROMISSORY NOTE

     THIS AMENDMENT TO PROMISSORY NOTE is entered this ___ day of March 2000, by and between Global Eco-Logical Services, Inc., a Florida corporation ("Maker"), and ______________________________ ("Noteholder").

     WHEREAS, the Maker and the Noteholder are parties to a Promissory Note dated June __, 1999 in the original principal amount of $__________________;

     WHEREAS, the Maker and the Noteholder have agreed to amend the Promissory Note, and have executed this Amendment to evidence the terms of their agreement;

     NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

     1.	The Seventh Paragraph of the Note is hereby deleted and
replaced in its entirety with the following language:

"This Note shall be convertible at the office of Maker, and at such other place or places, if any, as the Board of Directors of the Maker may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest l/100th of a share) of Common Stock of the Maker. The number of shares of Common Stock issuable upon conversion of this Note shall be equal to $1,000.00 divided by the Conversion Price in effect at the time of conversion determined as hereinafter provided for each $1,000 in in principal and accrued interest due on this Note at the time of conversion. The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be the Current Market Price (as hereinafter defined) of the Common Stock as of the close of business on the day immediately preceding the date of conversion; provided, however, that such Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. No payment or adjustment shall be made in respect of dividends previously declared and paid on the Common Stock upon conversion of part or all of this Note into shares of Common Stock. If the Maker elects to prepay part or all of this Note, such right of conversion shall cease and terminate, as to the portion designated for prepayment, at the close of business on the prepayment date, unless the Maker defaults in the prepayment. No fractional shares of Common Stock will be issued, and instead the number of shares of Common Stock to be issued on conversion of this Note will, to the extent necessary, be rounded up to the nearest whole number of shares."

     2.	The Eighth Paragraph of the Note is hereby deleted and
replaced in its entirety with the following language:

"Before the Holder of this Note shall be entitled to convert the same into Common Stock, the Holder shall surrender this Note to the Maker, duly endorsed to the Maker or in blank, at the office of the Maker or at such other place or places, if any, as the Board of Directors of the Maker has designated, and shall give written notice to the Maker at said office or place that it elects to convert the same and shall state in writing therein the name or names (with addresses) in which it wishes the certificate or certificates for Common Stock to be issued. The Maker will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder, or to its nominee or nominees, certificates for the number of full shares of Common Stock to which it shall be entitled as aforesaid. This Note shall be deemed to have been converted as of the close of business on the date of the surrender of the Note for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on such date. This Note may be converted in whole or in part in increments of equal to the principal amount of $1,000 (plus accrued interest on the principal amount so converted). In the event only part of this Note is converted, the Maker will, as soon as practicable thereafter, issue and deliver at said office or place of such Holder, or to its nominee or nominees, a new promissory note in the form of this Note representing the balance of this Note which was not tendered for conversion. In the event part or all of this Note is presented for conversion, the Holder of this Note will be entitled to receive all interest on this Note which has accrued to the date of conversion on that portion of the Note which is converted, which interest will be payable on the next regularly scheduled interest payment date on this Note."

     The following new paragraph is hereby added to the Promissory Note:

"If the Maker, at any time, proposes for any reason to register any shares of its Common Stock under the Securities Act of 1933, as amended, it shall give written notice to the Holder of its intention to so register such Common Stock at least 30 days before the initial filing of such registration statement (other than a registration statement on Forms S-4 or S-8). The Holder shall be entitled to unlimited "piggyback" registration rights on any such registration. Upon the written request of the Holder delivered to the Maker within 20 days after delivery of any such notice specifying the number of shares of Common Stock into which this Note is convertible which the Holder proposes be included in such registration and stating that the Holder desires to sell such shares in the public securities markets, the Maker shall use its best efforts to cause all such shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration."

     4.	All terms and conditions in the Promissory Note shall remain unchanged except to the extent specifically modified herein. All terms defined in the Promissory Note shall have the same meaning herein that they are defined to have the Promissory Note, unless specifically provided otherwise.

     IN WITNESS HEREOF, the parties have executed this Agreement, as of the date first written above.

MAKER:

GLOBAL ECO-LOGICAL SERVICES, INC., a
Florida corporation

By: ________________________________
William Tuorto, Vice President

HOLDER:


By: ________________________________
Print Name: _________________________